UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2008

REAL MEX RESTAURANTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5660 Katella Avenue, Suite 100
Cypress, CA 90630

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(562)-346-1200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Change

Effective February 28, 2008, Michael P. Donahoe, who is a Vice President of Sun Capital Partners Inc. (“Sun Capital”), resigned as director of Real Mex Restaurants, Inc. (the “Company”).  On the same date, Michael E. Alger, also a Vice President of Sun Capital, was elected by the Board of Directors of the Company (the “Board”) to fill the vacancy created by the departure of Mr. Donahoe.  Mr. Alger was also appointed to serve as a member of the Audit Committee of the Board. Sun Capital is an affiliate of the majority stockholder of the Company’s parent company.

There are no other arrangements or understandings between Mr. Alger and any other person pursuant to which Mr. Alger was selected as a director.  Furthermore, Mr. Alger is not a party to any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.  Mr. Alger will not be compensated for serving as a director of the Company; however he will be reimbursed for reasonable out-of-pocket expenses in connection with his travel to and attendance at meetings of the Board and the committees thereof.

Employment Agreements

Effective February 28, 2008, the Company and Frederick Wolfe entered into an amended and restated executive employment agreement for Mr. Wolfe to continue to serve as the Company’s President and Chief Executive Officer. The agreement covers the 5 year period ended August 21, 2011 and does not change the executive’s current base salary or current bonus arrangement. The contract imposes non-competition, non-solicitation and confidentiality obligations on Mr. Wolfe.

Effective February 28, 2008, the Company and Steven Tanner entered into an executive employment agreement for Mr. Tanner to continue to serve as the Company’s Executive Vice President and Chief Financial Officer. The agreement covers the 4 year period ended January 1, 2012 and does not change the executive’s current base salary or current bonus arrangement. The contract imposes non-competition, non-solicitation and confidentiality obligations on Mr. Tanner.

The descriptions of Mr. Wolfe’s and Mr. Tanner’s employment agreements are not intended to be complete and are qualified in their entirety by the complete text of the documents attached to this filing as exhibits, which are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description
10.1	Amended and Restated Executive Employment Agreement, dated February 28, 2008 by and between Real Mex Restaurants, Inc. and Frederick Wolfe
10.2	Executive Employment Agreement, dated February 28, 2008 by and between Real Mex Restaurants, Inc. and Steven Tanner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: March 5, 2008	By:	/s/ Frederick F. Wolfe
Frederick F. Wolfe
Chief Executive Officer

Date: March 5, 2008	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer